As filed with the Securities and Exchange Commission on August 31, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMERGENCY MEDICAL SERVICES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	20-3738384
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6200 S. Syracuse Way Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip code)

Emergency Medical Services Corporation 2007 Employee Stock Purchase Plan

Emergency Medical Services Corporation Second Amended and Restated Long-Term Incentive Plan

(Full titles of the plans)

Craig Wilson, Esq.

Carl Berglind, Esq.

Emergency Medical Services Corporation

6200 S. Syracuse Way, Suite 200, Greenwood Village, CO  80111-4737

(303) 495-1200

(Name and address including zip code, and telephone number,
including area code of agent for service)

Copies to:

Lynn Toby Fisher, Esq.

Joel I. Greenberg, Esq.

Kaye Scholer LLP

425 Park Avenue

New York, N.Y. 10022

(212) 836-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Class A common stock, par value $.01 per share	2,000,000 shares	$47.32	$94,640,000	$6,748

(1)                                  Reflects additional shares issuable under the registrant’s Second Amended and Restated Long-Term Incentive Plan (“Second Amended and Restated LTIP”) to “Eligible Employees,” as such term is defined in the Second Amended and Restated LTIP. Pursuant to Rule 416(a), this registration statement covers such indeterminate number of additional shares which may become issuable to such individuals under the LTIP as a result of the anti-dilution provisions thereof.

(2)                                  Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high sales price and the low sales price per share of the registrant’s class A common stock as reported on the New York Stock Exchange on August 25, 2010.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

This Registration Statement on Form S-8 (this “S-8”) is filed by Emergency Medical Services Corporation (the “Company”) to register an additional 2,000,000 shares of class A common stock (the “Additional Shares”) which may be awarded under the Company’s Second Amended and Restated Long-Term Incentive Plan (the “Second Amended and Restated LTIP”).  The Additional Shares are in addition to the 2,000,000 shares of class A common stock originally registered under the Registration Statement on Form S-8 (No. 333-148955) (the “Original S-8”), that was filed with the Securities and Exchange Commission on January 30, 2008.  The Additional Shares may be awarded to “Eligible Employees,” as such term is defined in the Second Amended and Restated LTIP.

This S-8 is filed pursuant to General Instruction E of Form S-8 and the contents of the Original S-8 are incorporated by reference herein.

PART II

Information Required in the Registration Statement

Item 8. Exhibits.

Exhibits	Description

4.1

Emergency Medical Services Corporation Second Amended and Restated Long-Term Incentive Plan (incorporated by reference to Annex A of the Company’s Form DEF 14A filed with the Commission on April 21, 2010)

5.1	Opinion of Kaye Scholer LLP

23.1	Consent of Kaye Scholer LLP (included in such firm’s opinion filed as Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the Signature Page of this S-8)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on August 31, 2010.

EMERGENCY MEDICAL SERVICES CORPORATION

By:	/s/ William A. Sanger
William A. Sanger
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We the undersigned directors and officers of Emergency Medical Services Corporation do hereby constitute and appoint William A. Sanger, Randel G. Owen and Todd G. Zimmerman, or either of them, our true and lawful attorneys and agents, to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Sanger	Chairman, President, Chief Executive	August 31, 2010
William A. Sanger	Officer and Director (Principal Executive Officer)

/s/ Randel G. Owen	Chief Financial Officer	August 31, 2010
Randel G. Owen	(Principal Financial Officer)

/s/ Jason Standifird	Chief Accounting Officer
Jason Standifird	(Principal Accounting Officer)	August 31, 2010

/s/ Kevin E. Benson	Director	August 31, 2010
Kevin E. Benson

/s/ Steven B. Epstein	Director	August 31, 2010
Steven B. Epstein

/s/ Paul B. Iannini, M.D	Director	August 31, 2010
Paul B. Iannini, M.D

/s/ James T. Kelly	Director	August 31, 2010
James T. Kelly

/s/ Robert M. Le Blanc	Director	August 31, 2010
Robert M. Le Blanc

/s/ Michael L. Smith	Director	August 31, 2010
Michael L. Smith

EXHIBIT INDEX

Exhibits	Description

4.1

Emergency Medical Services Corporation Second Amended and Restated Long-Term Incentive Plan (incorporated by reference to Annex A of the Company’s Form DEF 14A filed with the Commission on April 21, 2010)

5.1	Opinion of Kaye Scholer LLP

23.1	Consent of Kaye Scholer LLP (included in such firm’s opinion filed as Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the Signature Page of this S-8)